Exhibit 24.1

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Thomas L. Williams, Lee C. Banks, Jon P. Marten, Catherine A. Suever, Joseph R. Leonti and Kimberly J. Pustulka, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 28th day of November, 2016.

/s/ Thomas L. Williams	/s/ Lee C. Banks
Thomas L. Williams Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Lee C. Banks Director, President and Chief Operating Officer

/s/ Robert G. Bohn	/s/ Linda S. Harty
Robert G. Bohn Director	Linda S. Harty Director

/s/ Robert J. Kohlhepp	/s/ Kevin A. Lobo
Robert J. Kohlhepp Director	Kevin A. Lobo Director

/s/ Klaus-Peter Mueller	/s/ Candy M. Obourn
Klaus-Peter Mueller Director	Candy M. Obourn Director

/s/ Joseph Scaminace	/s/ Wolgang R. Schmitt
Joseph Scaminace Director	Wolgang R. Schmitt Director

/s/ Ake Svensson	/s/ James R. Verrier
Ake Svensson Director	James R. Verrier Director

/s/ James L. Wainscott	/s/ Jon P. Marten
James L. Wainscott Director	Jon P. Marten Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer )

/s/ Catherine A. Suever
Catherine A. Suever Vice President and Controller (Principal Accounting Officer)